UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 19, 2016

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
On May 19, 2016, PVH Corp. ("PVH") issued a press release to announce that it had entered into a definitive agreement to form a joint venture with Grupo Axo, S.A.P.I. de C.V. that will license from wholly owned subsidiaries of PVH the rights to operate and manage the distribution of Calvin Klein, Tommy Hilfiger, Warner's, Olga and Speedo brand products in Mexico. The joint venture will be formed by merging PVH México, S.A. de C.V., a wholly owned subsidiary of PVH and the operator of its Calvin Klein and Heritage Brands businesses in Mexico, with Baseco, S.A. de C.V., a wholly owned subsidiary of Axo and a distributor in Mexico of PVH's Tommy Hilfiger brand products. The closing, which is subject to customary closing conditions, including regulatory approval, is expected to occur early in the third quarter of 2016.
A copy of this press release is attached as Exhibit 99.1 to this report.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.                          Description of Exhibit
99.1                          Press Release issued by PVH Corp. on May 19, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: May 20, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by PVH Corp. on May 19, 2016.